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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                            LEHMAN ABS CORPORATION

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            (Exact name of registrant as specified in its charter)

              Delaware                               13-3447441
(State of incorporation or organization)    (IRS Employer Identification No.)

                              745 Seventh Avenue
                           New York, New York 10019

                   (Address of principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-32105

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To                          Name Of Each  Exchange On Which
Be So Registered                                Each Class Is To Be Registered
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Corporate Bond-Backed Certificates,             New York Stock Exchange, Inc.
Series 1998-NSC-1, Class A-1 and
Series 1998-NSC-1, Class A-2


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       Securities to be registered pursuant to Section 12(g) of the Act:
                                     NONE


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Corporate Bond-Backed Certificates, Series 1998-NSC-1, Class A-1 and Class A-2 is contained in the Prospectus, dated December 12, 1997, included in the Registrant's Registration Statement on Form S-3 (No. 333-32105) under the caption "Descrption of Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated February 24, 1998, filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The securities described herein are to be registered pursuant to
Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange.

             1. Standard Terms for Trust Agreements, dated as of February 25, 1998, between the Registrant and The Bank of New York, as Trustee, as supplemented by the Series Supplement, dated as of February 25, 1998, between the Registrant and The Bank of New York, relating to the Corporate Bond-Backed Certificates, Series 1998-NSC-1, is set forth as Exhibit 1 on Form 8-A12B filed with the Securities and Exchange Commission, for Lehman ABS Corporation, on February 24, 1998, and is incorporated herein by reference.



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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 LEHMAN ABS CORPORATION
                                 (Registrant)

                                 By:   /s/  Paul Mitrokostas
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                                    Name:    Paul Mitrokostas
                                    Title:   Senior Vice President

Date:  February 2, 2004


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